Exhibit 10(c)(c)(c)

EIGHTH AMENDMENT TO THE HEWLETT-PACKARD COMPANY

2005 EXECUTIVE DEFERRED COMPENSATION PLAN

(Amended and restated effective October 1, 2006)

The Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as amended and restated effective October 1, 2006, is hereby amended, effective as November 1, 2013, to provide as follows:

1.                                      Effective for deferrals occurring on or after January 1, 2014, the definition of  “Newly Hired Employee” in Article I shall be amended to read as follows:

“ ‘Newly Hired Employee’ means an Employee (i) who would have qualified as an Eligible Employee as of the November 1 preceding his date of hire based on his initial position and Annual Rate of Pay, and (ii) whose base salary payable in the year of hire is projected to exceed the Code section 401(a)(17) limit for such year; provided, however, that an individual who has previously worked for the Company or an Affiliate will only qualify as a “Newly Hired  Employee” if he meets the requirements of Treas. Reg. § 1.409A-2(a)(7) or any successor thereto.  Generally, a re-hired individual will meet these requirements if (1) he has been paid any and all amounts due him under the Plan (and any plans required to be aggregated with the Plan under Code section 409A) prior to re-hire, or (2) he has not been eligible to participate, other than the accrual of earnings, in the Plan (or any other plan required to be aggregated with the Plan under Code section 409A) for at least 24 months.”

2.                                      Effective for deferrals occurring on or after January 1, 2014, the definition of “Late Year Newly Hired Employee” shall be amended to read as follows:

“ ‘Late Year Newly Hired Employee’ means an Employee (i) who is hired in November or December and (ii) who would have qualified as an Eligible Employee as of the November 1 preceding his date of hire based on his initial position and Annual Rate of Pay.”

This Eighth Amendment to the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan is hereby adopted this 20th day of November, 2013.

HEWLETT-PACKARD COMPANY

By:	/s/ Tracy S. Keogh

Tracy S. Keogh
Executive Vice President, Human Resources